Exhibit 24.1

LIMITED POWER OF ATTORNEY

Each of the undersigned directors, officers and employees of PACCAR Financial Corp., a Washington corporation (the “Company”), hereby constitutes and appoints M. Wang, and M. R. Beers, and each of them severally, to be his/her true and lawful agent and attorney-in-fact for the following limited purpose: to sign in his/her name and capacity as a director, officer and/or employee of the Company, one or more Forms S-3 (Registration Statements under the Securities Act of 1933), and any amendments to such Registration Statements, to be filed with the Securities and Exchange Commission in connection with the Company’s registration of Medium Term Notes, Series R.

IN WITNESS WHEREOF, each of the undersigned has executed this limited power of attorney to be effective as of November 7, 2024.

/s/ R. P. Feight	/s/ M. R. Beers
R. P. Feight	M. R. Beers
Director	Secretary

/s/ H. C. A. M. Schippers	/s/ M. Wang
H. C. A. M. Schippers	M. Wang
Director and Chief Executive Officer	Treasurer

/s/ T. R. Hubbard	/s/ S. Farrar
T. R. Hubbard	S. Farrar
Director and Principal Financial Officer	Controller

/s/ C. R. Gryniewicz	/s/ K. A. Roemer
C. R. Gryniewicz	K. A. Roemer
Director and President	Director